Exhibit 99.1

Hanger Reports Full Year 2016 and 2015 Results

Company to Hold Conference Call and

Provide Business Update

Austin, Texas, January 19, 2018 - Hanger, Inc. (OTC PINK: HNGR), the  leading provider of orthotic and prosthetic patient care services and solutions, today announced the filing of its Annual Report on Form 10-K for the years ended December 31, 2016 and 2015 with the Securities and Exchange Commission (SEC). The Annual Report on Form 10-K contains information pertaining to the Company’s interim quarterly, year-to-date and annual results for 2016 and 2015. The filing reflects completion of a significant step in the Company’s ongoing efforts to become current in its filings with the SEC. Hanger is currently focused on completing its 2017 interim and annual financial statements, and currently anticipates it will file its Form 10-K for the year ended December 31, 2017 during the second quarter of 2018.

“We have made significant progress in our efforts to remediate our financial reporting processes,” stated Thomas Kiraly, Executive Vice President and Chief Financial Officer of Hanger, Inc. “We are now focused on the prompt preparation and audit of our 2017 financial statements and we anticipate becoming current with our SEC filings in 2018, followed thereafter by re-listing on a national stock exchange.”

Vinit Asar, President and Chief Executive Officer of Hanger, Inc., stated “We have made substantial operational progress during 2015 and 2016 through O&P industry-leading investments in systems, infrastructure and people, with an aim to solidify Hanger’s position as the preferred provider of life-changing mobility solutions, delivered in a cost-efficient manner, with a keen focus on optimizing patient care and improved clinical outcomes. We are beginning to see the benefits of these investments through improvements in disallowance rates, same clinic revenue and improved efficiency in care delivery. We look forward to updating our associates, shareholders and the financial community during 2018 on our continued progress.”

Business Update and Preliminary 2017 View

The Company has not yet completed the preparation of its financial statements for the year ended December 31, 2017. However, it has previously provided certain preliminary estimates of its cash flows in Current Reports on Form 8-K filed with the SEC on May 8, 2017, August 9, 2017 and November 9, 2017.

The Company preliminarily estimates that consolidated net revenue for the year ended December 31, 2017 will total approximately $1.04 billion.  The Company believes on a preliminary basis that certain factors and estimated amounts that contributed to this approximate net revenue are:

•                  Disallowance rates improved from 4.5 percent of adjusted gross revenue in 2016 to approximately 3.5 percent of adjusted gross revenue in 2017, contributing approximately $10 million in Patient Care net revenue growth.  The Company also benefited from an improvement of approximately $4 million  in bad debt expense in 2017;

•                  Same clinic revenue growth was 0.8 percent for the year ended December 31, 2017 and 2.2 percent for the three month period ended December 31, 2017. These growth rates exclude the favorable effect of improvements in disallowance trends discussed above; and

•                  The Company experienced a revenue decline of approximately $15 million from therapeutic services within the Products & Services segment in 2017, as skilled nursing facility clients were impacted by adverse industry trends.

The Company also benefited from approximately $6 million in annual savings in 2017 resulting from a reduction in workforce undertaken in December 2016.

All amounts relating to 2017 are preliminary and subject to material change as the Company completes the preparation and review of its financial statements for the year ended December 31, 2017.

Financial Highlights for 2016 Compared to 2015

•                  Net revenue in 2016 of $1.042 billion, compared to $1.067 billion for 2015.

•                  During 2016, the implementation of centralized revenue cycle management and improvements in claims documentation processes affected productivity and lowered clinical throughput during the year. This contributed to a $25.1 million, or 2.4 percent, decrease in net revenue compared to 2015. The adoption of these processes has since improved the Company’s reimbursement rate through a reduction in disallowed revenue.

•                  GAAP loss from operations was $72.1 million in 2016, compared to $349.6 million in 2015. Non-GAAP Adjusted EBITDA was $108.5 million in 2016, compared to $117.2 million in 2015.

•                  GAAP results include impairment of intangible asset charges, third party professional fees, modifications and extinguishment of debt, severance expense and income (loss) from discontinued operations.

•                  The charges for the non-cash impairment of intangible assets totaled $86.2 million and $385.8 million in 2016 and 2015, respectively.

•                  Expenses for third party professional fees incurred in connection with financial statement remediation, in excess of historical amounts, totaled $37.2 million and $23.5 million in 2016 and 2015, respectively.

•                  GAAP diluted loss per share was $2.96 in 2016, compared to $9.18 in 2015. Non-GAAP adjusted diluted income per share was $0.39 in 2016, compared to $0.76 in 2015.

•                  In addition to the other items discussed above, the decrease in income on a per share basis is due primarily to an increase in interest expense of $15.3 million in 2016.

Complete reconciliations of GAAP to non-GAAP financial measures are provided in the tables located at the end of this press release.

Detailed Results: 2016 and 2015

For 2016, the Company’s net revenue of $1.042 billion declined $25.1 million, or 2.4 percent, compared to 2015. The net revenue decrease was driven by a $34.9 million, or 4.0 percent, decline in the Patient Care segment. This was partially offset by a $9.8 million, or 5.1 percent, increase in the Products & Services segment.

For 2015, the Company’s net revenue of $1.067 billion grew by $55.1 million, or 5.4 percent, compared to 2014. Same clinic revenue growth, acquisitions and improved claims disallowance rates were primary contributors to revenue growth. Net revenue increased by $37.9 million, or 4.5 percent, in the Patient Care segment and by $17.2 million, or 9.8 percent, in the Products & Services segment.

Patient Care Segment

For 2016, the Company’s Patient Care net revenue totaled $840.1 million, a decline of $34.9 million compared to 2015. The net revenue decrease was primarily the result of a reduction in clinic net revenue of $28.5 million and the impact of exiting the CARES business line in 2015, which resulted in a decline of $6.4 million in 2016 net revenue.

To address claims disallowance trends, during 2016, the Company launched a company-wide revenue cycle management initiative to improve claims documentation, quality and submission procedures. The impact of training, implementation and expanded clinic level administrative procedures affected productivity and lowered clinical throughput during the year, contributing to the

Company’s clinic revenue decline. The adoption of these enhanced systems and procedures has improved the Company’s reimbursement submissions, clinic productivity and health outcomes.

In addition, during 2015, the Company commenced the exit of its CARES line of business within its Patient Care segment. CARES contributed zero revenue in 2016 and $6.4 million of revenue in 2015, accounting for 18 percent of the net revenue decline in the patient care segment in 2016 compared to 2015.

For 2015, Patient Care net revenue totaled $875.0 million, an increase of $37.9 million over 2014. The increase in Patient Care net revenue was driven by clinic organic and acquisition revenue growth of $55.6 million, which was partially offset by the consolidation and closure of clinics, which reduced revenue by $9.4 million, and the exit of the CARES business during 2015 which reduced comparative revenue by $8.3 million.

In 2015, the Company recorded a non-cash goodwill impairment charge for its Patient Care segment of $382.9 million, which is included in “Impairment of intangible assets” in the consolidated statements of operations and comprehensive (loss) income.

Products & Services Segment

For 2016, the Company’s Products & Services net revenue totaled $202.0 million, a $9.8 million increase compared to 2015. The net revenue increase was largely the result of increased distribution business resulting primarily from the sale of componentry to third-party providers, and growth in therapeutic services net revenue arising from increased sales of equipment to customers.

For 2015, Products & Services revenue increased $17.2 million, driven by increases in the distribution of componentry to third-party providers and therapeutic services net revenue.

For 2016, the Company recorded a non-cash goodwill impairment charge to its Product & Services segment of $86.2 million. In 2015, the Company recorded $2.9 million in non-cash impairment charges related to this segment.  These charges are included in “Impairment of intangible assets” in the consolidated statements of operations and comprehensive (loss) income.

Net Loss from Operations; Interest Expense

For 2016, net loss from operations was $72.1 million compared with a loss from operations of $349.6 million in 2015. The decrease in the net loss from continuing operations in 2016 was the result of lower charges for impairment of intangible assets in 2016 compared to 2015, partially offset by higher professional accounting and legal fees.

For 2015, net loss from operations was $349.6 million as compared with income from operations of $27.3 million in the prior year. This net loss resulted primarily from intangible asset impairment charges, partially offset by lower professional accounting and legal fees.

Interest expense for 2016 increased to $45.2 million from $29.9 million in 2015. This $15.3 million increase included $10.5 million of additional interest cost associated with early extinguishment of the Company’s senior notes and $4.8 million of higher interest expense associated with the debt refinancing that occurred in the third quarter of 2016.

Liquidity

On December 31, 2016, Hanger had liquidity of $102.1 million, comprised of $7.2 million in cash and cash equivalents, and $94.9 million in available borrowing capacity under its revolving credit facility, compared to $68.8 million as of December 31, 2015. The $33.3 million increase from 2015 was the result of an increase in net proceeds from long-term indebtedness of $44.6 million, which was partially offset by a net decrease in net cash flows from operating activities, investing activities, debt issuance costs and fees, and further reductions in the borrowing capacity under the revolving credit facility in 2016.

Additional Notes

Previously, on May 12, 2017, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2014, which included restated financial statements for certain prior financial periods.

A reconciliation of GAAP and non-GAAP financial results is included in the tables provided at the back of this press release. The Company has provided certain supplemental key statistics relating its results for the full years 2014—2016. These key statistics are non-GAAP measures used by the Company’s management to analyze the Company’s business results that are being provided for informational and analytical context

Conference and Webcast Details

Hanger’s management team will host a conference call on Monday, January 22nd at 8:30 am Eastern Time to discuss the Company’s 2015 and 2016 financial results and business outlook. To participate, please dial 877-407-6184 or 201-389-0877 outside the U.S. and Canada. Please use conference code number 13675724.  A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at www.hanger.com/investors.  A replay of the webcast will remain available for 90 days.

Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s web site at www.hanger.com/investors.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (OTC PINK: HNGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market. Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with approximately  800 patient care locations nationwide. Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. With over 150 years of clinical excellence and innovation, Hanger’s vision is to lead the orthotic & prosthetic markets by providing superior patient care, outcomes, services and value. For more information on Hanger, visit www.hanger.com.

This press release contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “preliminary,” “intends,” “expects,” “plans” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the Company’s financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange

Commission; the impact of the Tax Cuts and Jobs Act on the Company’s financial statements; and any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data, periodic reports or other corporate actions. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Relations Contacts:

Thomas Kiraly, Executive Vice President and Chief Financial Officer, Hanger, Inc.

Seth Frank, Vice President, Treasury and Investor Relations, Hanger, Inc.

512-777-3690, InvestorRelations@hanger.com

###

Table 1

Hanger, Inc.

Consolidated Balance Sheets

(dollars in millions, except par value and share amounts)

	As of December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$7.2	$58.8
Net accounts receivable, less allowance for doubtful accounts of $15.5 and $15.0 in 2016 and 2015, respectively	144.6	174.6
Inventories	68.2	68.5
Income taxes receivable	13.2	34.7
Other current assets	19.1	21.0
Total current assets	252.3	357.6

Non-current assets:
Property, plant and equipment, net	100.5	113.3
Goodwill	249.7	335.6
Other intangible assets, net	32.9	47.1
Deferred income taxes	94.2	98.3
Other assets	25.5	21.2
Total assets	$755.1	$973.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$30.9	$30.4
Accounts payable	50.5	56.1
Accrued expenses and other current liabilities	79.0	79.9
Accrued interest payable	0.7	3.3
Accrued compensation related costs	36.2	48.1
Total current liabilities	197.3	217.8

Long-term liabilities:
Long-term debt, less current portion	441.7	536.0
Other liabilities	50.7	54.0
Total liabilities	689.7	807.8

Commitments and contingencies

Shareholders Equity:

Common stock, $.01 par value; 60,000,000 shares authorized; 36,183,894 shares issued and 36,041,073 shares outstanding in 2016, and 35,854,106 shares issued and 35,711,285 shares outstanding in 2015	0.4	0.4
Additional paid-in capital	322.2	315.5
Accumulated other comprehensive loss	(1.5)	(1.4)
Retained deficit	(255.0)	(148.5)
Treasury stock, at cost 142,821 shares at 2016 and 2015, respectively	(0.7)	(0.7)
Total shareholders equity	65.4	165.3
Total liabilities and shareholders equity	$755.1	$973.1

Table 2

Hanger, Inc.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(dollars in millions, except share and per share amounts)

	For the Years Ended December 31,
	2016	2015	2014

Net revenue	$1,042.1	$1,067.2	$1,012.1
Material costs	332.1	336.3	324.3
Personnel costs	363.5	367.1	353.6
Other operating costs	139.1	140.9	136.9
General and administrative expenses	107.2	111.8	86.1
Professional accounting and legal fees	41.2	28.6	44.8
Depreciation and amortization	44.9	46.3	38.9
Impairment of intangible assets	86.2	385.8	0.2
(Loss) income from operations	(72.1)	(349.6)	27.3

Interest expense, net	45.2	29.9	28.3
Loss on extinguishment of debt	6.0	7.2	—
Loss from continuing operations before income taxes	(123.3)	(386.7)	(1.0)

(Benefit) provision for income taxes	(15.9)	(67.6)	2.0
Loss from continuing operations	(107.4)	(319.1)	(3.0)
Income (loss) from discontinued operations, net of income taxes	0.9	(8.0)	(16.0)
Net loss	$(106.5)	$(327.1)	$(19.0)

Other comprehensive (loss) income:
Unrealized (loss) gain on SERP, net of income tax (benefit) provision	(0.0)	0.5	(0.8)
Comprehensive loss	$(106.5)	$(326.6)	$(19.8)

Basic and Diluted Per Common Share Data:
Loss from continuing operations	$(2.99)	$(8.96)	$(0.09)
Income (loss) from discontinued operations, net of income taxes	0.03	(0.22)	(0.45)
Basic and diluted loss per share	$(2.96)	$(9.18)	$(0.54)

Shares used to compute basic and diluted per common share amounts	35,933,222	35,635,448	35,309,478

Table 3

Hanger, Inc.

Consolidated Statements of Cash Flows

(dollars in millions)

	For the Years Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net loss	$(106.5)	$(327.1)	$(19.0)
Income (loss) from discontinued operations, net of income taxes	0.9	(8.0)	(16.0)
Loss from continuing operations	(107.4)	(319.1)	(3.0)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44.9	46.3	38.9
Provision for doubtful accounts	13.7	12.9	11.6
Impairment of long-lived and intangible assets	86.2	385.8	2.4
Stock-based compensation expense	9.8	11.1	9.6
Provision (benefit) for deferred income taxes	4.0	(48.9)	(39.2)
Amortization of debt issuance costs	4.9	3.4	2.7
Loss on extinguishment of debt	6.0	7.2	—
Gain on sale and disposal of fixed assets	(5.1)	(2.4)	(0.3)
Contingent consideration gains	—	—	(0.1)

Changes in operating assets and liabilities, net of effects of acquired companies:
Net accounts receivable	17.6	(13.6)	(28.8)
Inventories	0.3	2.5	6.9
Other current assets	0.8	3.9	2.9
Income taxes	18.7	(40.2)	6.4
Accounts payable	(3.1)	8.1	(0.8)
Accrued expenses and accrued interest payable	(3.3)	(8.5)	40.2
Accrued compensation related costs	(12.0)	6.9	(0.5)
Other liabilities	(5.8)	7.0	1.2
Net cash provided by operating activities - continuing operations	70.2	62.4	50.1
Net cash used in operating activities - discontinued operations	(1.4)	(5.1)	(0.5)
Net cash provided by operating activities	68.8	57.3	49.6

Cash flows from investing activities:
Purchase of property, plant and equipment	(21.1)	(27.6)	(27.1)
Purchase of equipment leased to third parties under operating leases	(2.5)	(4.6)	(4.0)
Acquisitions, net of cash acquired	—	(10.2)	(38.1)
Restricted cash	1.6	(0.1)	—
Purchase of company-owned life insurance investment	(2.5)	(2.5)	(2.3)
Proceeds from sale of property, plant and equipment	6.0	4.9	2.5
Other investing activities, net	(0.1)	(0.1)	—
Net cash used in investing activities - continuing operations	(18.6)	(40.2)	(69.0)
Net cash provided by investing activities - discontinued operations	1.4	5.0	2.5
Net cash used in investing activities	(17.2)	(35.2)	(66.5)

Cash flows from financing activities:
Borrowings under term loan	274.4	—	—
Repayment of term loan	(19.7)	(14.1)	(8.4)
Borrowings under revolving credit agreement	23.0	155.0	331.0
Repayments under revolving credit agreement	(155.0)	(93.0)	(286.0)
Payment of senior notes	(200.0)	—	—
Payment on seller’s note and other contingent consideration	(9.1)	(13.6)	(10.3)
Payment of capital lease obligations	(1.0)	(1.0)	(1.7)
Payment of debt issuance costs and fees	(15.8)	(8.3)	—
Excess tax benefit from stock-based compensation	—	—	2.3
Proceeds from issuance of common stock	—	—	0.1
Net cash (used in) provided by financing activities - continuing operations	(103.2)	25.0	27.0
Net cash used in financing activities - discontinued operations	—	—	(0.0)
Net cash (used in) provided by financing activities	(103.2)	25.0	27.0

(Decrease) increase in cash and cash equivalents	(51.6)	47.1	10.1
Cash and cash equivalents, at beginning of year	58.8	11.7	1.6
Cash and cash equivalents, at end of year	$7.2	$58.8	$11.7

Table 4

Hanger, Inc.

Segment Information: Revenue, EBITDA and Adjusted EBITDA

(dollars in millions)

EBITDA is defined as operating income before depreciation and amortization.  Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses associated with significant reductions in force and expenses incurred in connection with our acquisitions.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures.   Additionally, we utilize these measures to assess our operating and financial performance.   We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Years Ended December 31,
	2016	2015	2014

Net Revenue (a)
Patient Care	$840.1	$875.0	$837.1
Products & Services	202.0	192.2	175.0
Net revenue	$1,042.1	$1,067.2	$1,012.1

EBITDA (b)
Patient Care	$117.6	$(251.4)	$119.0
Products & Services	(40.2)	40.6	35.3
Corporate & Other	(104.6)	(92.5)	(88.1)
EBITDA	$(27.2)	$(303.3)	$66.2

Adjusted EBITDA (b)
Patient Care	$122.1	$134.9	$123.3
Products & Services	48.6	45.6	37.7
Corporate & Other	(62.2)	(63.3)	(45.8)
Adjusted EBITDA	$108.5	$117.2	$115.2

(a) Excludes intersegment revenue.

(b) EBITDA and Adjusted EBITDA are “Non-GAAP” measures. Please refer to both Table 6 and Table 7 for a reconciliation of these measures to GAAP net income.

Table 5

Hanger, Inc.

Reconciliation of net income and earnings per share to

adjusted net income and adjusted earnings per share

(dollars in millions, except share and per share amounts)

Earnings Per Share (or “EPS”) is defined as net income divided by our diluted common shares during the applicable period.   Adjusted EPS is defined as EPS adjusted for impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, severance expenses associated with significant reductions in force and expenses incurred in connection with our acquisitions and certain other charges.

We utilize Adjusted EPS to assess our operating and financial performance.   We believe that this measure enhances a user’s understanding of normal operating results excluding certain charges.

Adjusted EPS is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of Adjusted EPS is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  Adjusted EPS may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Years Ended December 31,
	2016	2015	2014
Net loss - as reported (GAAP)	$(106.5)	$(327.1)	$(19.0)

Adjustments:
Impairment of intangible assets	86.2	385.8	0.2
Amortization expense	13.9	13.8	7.4
Third party professional fees	37.2	23.5	37.9
Extinguishment of debt	6.0	7.2	—
Acquisition-related expenses	—	—	1.2
Severance expenses associated with reduction in force	2.5	—	—
Income (loss) from discontinued operations before taxes	(1.4)	11.2	24.9
Specified adjustments prior to tax effect	$144.4	$441.5	$71.6

Tax effect of specified adjustments	(23.9)	(87.4)	(24.2)

Specified adjustments after taxes	120.5	354.1	47.4

Adjusted net income (Non-GAAP)	$14.0	$27.0	$28.4

Basic and diluted loss per share - as reported (GAAP)	$(2.96)	$(9.18)	$(0.54)
Effect of above listed specified adjustments	3.35	9.94	1.34
Adjusted basic and diluted income per share (Non-GAAP)	$0.39	$0.76	$0.80

Shares used to compute basic and diluted per common share amounts	35,933,222	35,635,448	35,309,478

Table 6

Hanger, Inc.

Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA

(dollars in millions)

EBITDA is defined as operating income before depreciation and amortization.  Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses associated with significant reductions in force and expenses incurred in connection with our acquisitions.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures.   Additionally, we utilize these measures to assess our operating and financial performance.   We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Years Ended December 31,
	2016	2015	2014
Net loss - as reported (GAAP)	$(106.5)	$(327.1)	$(19.0)

Adjustments to calculate EBITDA:
Depreciation and amortization	44.9	46.3	38.9
Interest expense, net	45.2	29.9	28.3
Extinguishment of debt	6.0	7.2	—
(Benefit) provision for income taxes	(15.9)	(67.6)	2.0
Income (loss) from discontinued operations, net of income taxes	(0.9)	8.0	16.0
Specified adjustments - net loss to EBITDA	79.3	23.8	85.2
EBITDA (Non-GAAP)	(27.2)	(303.3)	66.2

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	86.2	385.8	0.2
Third-party professional fees	37.2	23.5	37.9
Equity-based compensation	9.8	11.2	9.6
Acquisition-related expenses	—	—	1.3
Severance expenses associated with reduction in force	2.5	—	—
Specified further adjustments - EBITDA to Adjusted EBITDA	135.7	420.5	49.0
Adjusted EBITDA (Non-GAAP)	$108.5	$117.2	$115.2

Table 7

Hanger, Inc.

Segment reconciliation of net income (loss) to EBITDA and Adjusted EBITDA

(dollars in millions)

	For the Years Ended December 31,
	2016	2015	2014
Patient Care

Net income (loss) - as reported (GAAP)	$59.6	$(310.8)	$66.8
Adjustments to calculate EBITDA:
Depreciation and amortization	24.9	25.7	18.7
Interest expense, net	33.1	33.7	33.5
Extinguishment of debt	—	—	—
(Benefit) provision for income taxes	—	—	—
Specified adjustments - net income (loss) to EBITDA	58.0	59.4	52.2
EBITDA (Non-GAAP)	117.6	(251.4)	119.0

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	382.9	—
Third-party professional fees	—	—	—
Equity-based compensation	3.0	3.4	3.1
Acquisition-related expenses	—	—	1.2
Severance expenses associated with reduction in force	1.5	—	—
Specified further adjustments - EBITDA to Adjusted EBITDA	4.5	386.3	4.3
Adjusted EBITDA (Non-GAAP)	122.1	134.9	123.3

Products & Services

Net (loss) income - as reported (GAAP)	(64.9)	15.6	10.2
Adjustments to calculate EBITDA:
Depreciation and amortization	11.6	11.9	12.0
Interest expense, net	13.1	13.1	13.1
Extinguishment of debt	—	—	—
(Benefit) provision for income taxes	—	—	—
Specified adjustments - net income to EBITDA	24.7	25.0	25.1
EBITDA (Non-GAAP)	(40.2)	40.6	35.3

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	86.2	2.9	0.2
Third-party professional fees	—	—	—
Equity-based compensation	1.6	2.1	2.2
Acquisition-related expenses	—	—	—
Severance expenses associated with reduction in force	1.0	—	—
Specified further adjustments - EBITDA to Adjusted EBITDA	88.8	5.0	2.4
Adjusted EBITDA (Non-GAAP)	48.6	45.6	37.7

Corporate & Other

Net loss from continuing operations - as reported (GAAP)	(102.2)	(24.0)	(80.0)
Adjustments to calculate EBITDA:
Depreciation and amortization	8.4	8.8	8.1
Interest expense, net	(1.0)	(16.9)	(18.3)
Extinguishment of debt	6.0	7.2	—
(Benefit) provision for income taxes	(15.8)	(67.6)	2.1
Specified adjustments - net loss from continuing operations to EBITDA	(2.4)	(68.5)	(8.1)
EBITDA (Non-GAAP)	(104.6)	(92.5)	(88.1)

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	—	—
Third-party professional fees	37.2	23.5	37.9
Equity-based compensation	5.2	5.7	4.4
Acquisition-related expenses	—	—	—
Severance expenses associated with reduction in force	—	—	—
Specified further adjustments - EBITDA to Adjusted EBITDA	42.4	29.2	42.3
Adjusted EBITDA (Non-GAAP)	(62.2)	(63.3)	(45.8)
Adjusted EBITDA (Non-GAAP)	$108.5	$117.2	$115.2

Table 8

Hanger, Inc.

Indebtedness

(dollars in millions)

	As of December 31,
	2016	2015	2014
Term loan due June, 2018	$180.0	$199.7	$213.8
Term loan B, due August, 2019	280.0	—	—
Revolving credit facility	—	132.0	70.0
Senior notes due 2018	—	200.0	200.0
Seller notes	11.1	19.8	26.6
Financing leases and other	18.3	21.1	19.9
Total debt before unamortized discount and debt issuance costs	489.4	572.6	530.3

Unamortized discount	(7.5)	(1.8)	(1.3)
Debt issuance costs, net	(9.2)	(4.4)	(6.7)
Total debt	$472.7	$566.4	$522.3

Reported as:
Current portion of long-term debt	$31.0	$30.4	$25.0
Long-term debt	441.7	536.0	497.3
Total debt	$472.7	$566.4	$522.3

Table 9

Hanger, Inc.

Key Operating Metrics

	As of and for the Years Ended December 31,
	2016	2015	2014
Same clinic revenue growth per day:
Growth rate on net revenue	(2.4)%	5.7%	(1.7)%
Growth rate excluding favorable effect of change in rate of disallowances	(3.1)%	3.1%	—%

Clinical locations:
Patient Care Clinics	706	721	767
Satellite Clinics	115	116	120
Total clinical locations	821	837	887